Exhibit 10.17

2020 Executive Bonus Plan

1.

Purpose. The purpose of the 2020 Executive Bonus Plan (this “Plan”) is to encourage, recognize, and annually reward the achievement of key financial objectives for BigCommerce Holdings, Inc. (together with its subsidiaries, the “Company”).

2.

Period. This Plan period covers the Company’s fiscal year beginning on January 1, 2020 and ending on December 31, 2020. Plan participation, performance goals, and target incentives are established at the beginning of the year.

3.

Eligibility. Each participant must be in a position to materially contribute to the success of the Company. Participation is limited to Company executives with titles of vice president or higher. A participant does not earn a Participant Bonus Payment and a participant is not eligible to receive a Participant Bonus Payment unless the participant is employed by the Company on the date that Participant Bonus Payment is paid.

4.

Payments. Bonus payments to participants (each, a “Participant Bonus Payment”) are expected to be paid on or before March 31, 2021. A “Participant Bonus Target” means a participant’s annual bonus target percentage, as specified in their offer letter or contract, as may be amended from time to time. Each Participant Bonus Payment will be calculated as follows:

Salary x Participant Bonus Target x Payout Percentage

5.

Payout Percentage. The “Payout Percentage” will be calculated using the Payout Formula corresponding to the applicable Blended Attainment Range in the Payout Table. Any Payout Percentage that exceeds 150% or is less than 50% will require Exception Approval, as defined below.

Payout Table
Blended Attainment Range	Payout Formula	Example
96-100%	Payout Percentage = (Blended Attainment - 96%) x 25	98% Blended Attainment: Payout Percentage = (98% - 96%) x 25 = 50%
100-108%	Payout Percentage = (Blended Attainment - 100%) x 18.75 + 100%	102% Blended Attainment: Payout Percentage = (102% - 100%) x 18.75 + 100% = 137%
> 108%	Payout Percentage = 250% + (Blended Attainment - 108%) x 9.37	110% Blended Attainment: Payout Percentage = 250% + (110% - 108%) x 9.37 = 269%

6.

Blended Attainment. “Blended Attainment” means the sum of each FO Product for each Financial Objective in the Blended Attainment Table. For each Financial Objective, the “FO Product” means the product of the corresponding Weight multiplied by the corresponding Performance Quotient.

Blended Attainment Table
Financial Objective	Weight	Performance Quotient
GAAP Revenue	60%	2020 GAAP Revenue divided by Operating Plan 2020 Revenue
Net New MRR	25%	2020 Net New MRR divided by Operating Plan 2020 Net New MRR
EBITDA	15%	2020 EBITDA divided by Operating Plan 2020 EBITDA

“Operating Plan” means the most recent board-approved operating plan. “Net New MRR” means net new monthly recurring revenue, as determined by the Compensation Committee. “EBITDA” means our adjusted EBITDA, as determined by the Compensation Committee.

7.	Illustrative Blended Attainment Graph:

2020 Payout Curve
Bonus Payout
350%
300%
250%
200%
150%
100%
50%
0%
90%
91%
92%
93%
94%
95%
96%
97%
98%
99%
100%
101%
102%
103%
104%
105%
106%
107%
108%
109%
110%
111%
112%
Blended Attainment: Revenue, Net New, and EBITDA

8.	Communications. No commitments, verbal or written, may be made to any participant regarding a Participant Bonus Payment unless approved in writing by the Company’s chief executive officer (the “CEO”).
9.

Promotions; New Hires. Recently promoted participants will have their Participant Bonus Payments pro-rated based on the first date of the participant’s eligibility for this Plan. Participant Bonus Payments for new hires will be calculated pro rata based on start date of the participant.

10.	Miscellaneous.
10.1.

General. The CEO will administer this Plan. The Compensation Committee of the Board of Directors will interpret all aspects of this Plan, including the definitions of objectives.  Any exceptions to this Plan will be recommended by the Compensation Committee and approved by the Board of Directors (“Exception Approval”).

10.2.	At-Will Employment. Participation in the Bonus Plan does not confer any right to continue to be employed by the Company.
10.3.	Modifications. The Company retains the absolute right to modify, alter or terminate this Plan at any time without notice.

I have received and reviewed the terms of the 2020 Executive Bonus Plan. I understand and agree that this Plan does not create a contract of employment.

Signature: __________________________________________	Date: __________________